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                                                                   EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 25, 1999 relating to the financial statements of OpenSite Technologies, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP



Raleigh, North Carolina
May 28, 1999